UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 21, 2009
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Oak Valley Drive Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On February 21, 2009, Dr. Peter Banks and David Risley, two members of our board of directors, advised the company that they would not be standing for re-election to the board of directors at the 2009 annual meeting of shareholders.

Item 8.01	Other Events.
     On February 25, 2009, we issued a press release announcing our intention of presenting a recapitalization proposal for shareholder approval at the 2009 annual meeting, our slate of nominees for election as directors at the 2009 annual meeting of shareholders, our receipt of notification by the Herrick Foundation of its intent to run a competing slate of nominees for election at the 2009 annual meeting of shareholders and certain other matters related to the foregoing. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated into this Item 8.01 by reference.
     In connection with the proposed recapitalization, the election of directors and any other matters to be presented at the annual meeting, Tecumseh Product Company plans to file documents with the Securities and Exchange Commission, including filing a proxy statement/prospectus on Form S-4 regarding the proposed transaction, the election of directors and any other matters to be presented at the annual meeting. Investors and security holders of Tecumseh Products Company are urged to carefully read the document when it is available, because it will contain important information about the proposed transaction. Investors and security holders may obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. Shareholders may also access a copy of the company's proxy statement/prospectus when it is available at www.tecumseh.com. In addition, shareholders may obtain a free copy of the proxy statement/prospectus when it is available by contacting Georgeson Inc. Toll Free at (866) 203-1198 (banks and brokers call (212) 440-9800).
     The company, its directors, nominees and some of its executive officers may be deemed to be participants in the solicitation of proxies in respect to the matters to be considered at the annual meeting. Information about the company's directors, nominees and executive officers will be contained in the proxy statement/prospectus. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting will also be contained in the proxy statement/prospectus referred to above.

Item 9.01	Financial Statements and Exhibits.
The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Press release issued February 25, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: February 25, 2009	By /s/ James S. Nicholson
James S. Nicholson
Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued February 25, 2009